UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)
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FLUOR CORPORATION

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Fluor Corporation
One Enterprise Drive
Aliso Viejo, California 92656
March 3, 2006
Dear Shareholder:
     You are cordially invited to attend the 2006 annual meeting of shareholders which will be held on Wednesday, May 3, 2006, beginning at 9:00 a.m. Central Daylight Time at our new corporate headquarters located at 6700 Las Colinas Boulevard, Irving, Texas 75039. A map showing the meeting location is included for your convenience on the back page of this booklet.
     Information about the meeting is presented on the following pages. In addition to the formal items of business to be brought before the meeting, members of management will report on the company’s operations and respond to shareholder questions.
     It is important that your shares be represented at the meeting. Whether or not you plan to attend, we urge you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card or voting instruction card is enclosed for your convenience. Shareholders of record also have the option of voting via the Internet or by using a toll-free telephone number. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.
     Thank you for your continued support of Fluor. We look forward to seeing you on May 3rd.

Sincerely,

Alan L. Boeckmann
Chairman and Chief Executive Officer

FLUOR CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
FLUOR CORPORATION
ELECTION OF DIRECTORS
STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF EXECUTIVE OFFICERS AND DIRECTORS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
CORPORATE GOVERNANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
DIRECTORS’ FEES
RATIFICATION OF APPOINTMENT OF AUDITOR
SHAREHOLDER PROPOSAL REGARDING PERFORMANCE-BASED OPTIONS
OTHER BUSINESS
ADDITIONAL INFORMATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 3, 2006
     The annual meeting of shareholders of Fluor Corporation will be held at 6700 Las Colinas Boulevard, Irving, Texas, on Wednesday, May 3, 2006, at 9:00 a.m. Central Daylight Time. At the meeting, our shareholders will consider and vote on the following matters:
     1. the election of three Class I directors to serve until the 2009 annual meeting of the shareholders and until their respective successors are elected and qualified;
     2. the ratification of the appointment by our Audit Committee of Ernst & Young LLP as auditor for the fiscal year ending December 31, 2006; and
     3. if it is properly presented at the meeting, to act on the shareholder proposal described in this proxy statement.
     The shareholders will also act on any other business that may properly come before the meeting.
     All shareholders of record at the close of business on March 8, 2006 are entitled to receive notice of and to vote at the meeting. Shareholders are cordially invited to attend the meeting in person, however, regardless of whether you plan to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy card or voting instruction card in the postage-prepaid envelope we have provided. You may also authorize the voting of your shares over the Internet or by telephone as provided in the instructions set forth on the proxy card or voting instruction card. Your prompt response is necessary to assure that your shares are represented at the meeting.

By Order of the Board of Directors

Lawrence N. Fisher
Chief Legal Officer and Secretary
March 3, 2006
Aliso Viejo, California

FLUOR CORPORATION

PROXY STATEMENT
March 3, 2006
     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Fluor Corporation (the “Company” or “Fluor”), of your proxy for use at the annual meeting of shareholders to be held at 6700 Las Colinas Boulevard, Irving, Texas, on Wednesday, May 3, 2006, at 9:00 a.m. Central Daylight Time, or at any adjournment thereof (the “Annual Meeting”). This proxy statement and the accompanying Proxy/Voting Instruction Card are being mailed to all shareholders on or about March 16, 2006. The expense of the solicitation will be paid by the Company. Some officers and employees may solicit proxies personally, by telephone or electronically, without additional compensation. Georgeson & Company Inc. has been engaged to assist in the solicitation for which it will receive approximately $14,000 from the Company. Except with respect to shares held in the Company retirement plans, your proxy is revocable by written notice to the Secretary of the Company at any time prior to 24 hours before the commencement of the Annual Meeting, and it shall be suspended if you are a record shareholder or valid proxyholder who attends the meeting and votes in person.
     The current mailing address of the principal executive offices of Fluor Corporation is One Enterprise Drive, Aliso Viejo, California 92656. On or about April 24, 2006, the Company will be relocating its corporate headquarters to 6700 Las Colinas Boulevard, Irving, Texas 75039. Please direct all communications after such date to the new mailing address.
     On February 23, 2006, the Company had 87,362,410 shares of common stock outstanding. A majority of the outstanding shares of Fluor common stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.
     Shareholders have one vote for each share of Fluor common stock owned by them on the record date with respect to all business of the meeting. The three nominees for director receiving the highest number of votes at the meeting will be elected. With respect to the other proposals, the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval. On proposals besides the election of directors, abstentions are counted in tabulations of the votes cast and thus have the same effect as a vote against a proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.
     For shares, other than shares held in the Fluor retirement plans, unless otherwise directed in the accompanying proxy card, the proxyholders named therein will vote, in accordance with the recommendation of the Board of Directors, (1) FOR the election of the three director nominees listed below, (2) FOR the ratification of the appointment of Ernst & Young LLP as auditors for the year ending December 31, 2006, and (3) AGAINST the shareholder proposal. As to any other business that may properly come before the meeting, the proxyholders will vote in accordance with their best judgment, although the Company does not presently know of any other business.
     For shares held in the Company retirement plans, voting instructions must be received by 4:59 p.m. Central Daylight Time on May 1, 2006, in order for the trustee to vote your shares in accordance with your instructions. If your voting instructions are not received by 4:59 p.m. Central Daylight Time on May 1, 2006, or if you do not provide properly completed and executed voting instructions, any shares you hold in the Company retirement plans will be voted by the trustee in favor of the three nominees for director, and in proportion to the manner in which the other Company retirement plan participants vote their shares with respect to the other proposals.

ELECTION OF DIRECTORS
Proposal 1
     Under the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which provide for a “classified” board, the three Class I directors, Alan L. Boeckmann, Vilma S. Martinez and Dean R. O’Hare, have been nominated for election at the Annual Meeting to serve a three year term expiring at the annual meeting in 2009 and until their respective successors are elected and qualified.
     Each of the three nominees listed below has agreed to serve as a director of the Company if elected. The Company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve. If any of the nominees decline or are unable to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.
     Pursuant to the Company’s Amended and Restated Bylaws, which require the retirement of directors at the end of the calendar year in which they turn 72, Dr. David P. Gardner, who served as a director of the Company since 1988, has retired from the Board. We thank Dr. Gardner for his significant contributions while on the Board and wish him well in his future endeavors.
Biographical
     The following biographical information is furnished with respect to each of the three nominees for election at the Annual Meeting and each of the Class II and Class III directors whose terms will continue after the Annual Meeting. The information presented includes information each director has given us about his or her age, all positions he or she holds with us, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she serves as a director. Directors are shown as serving from the dates of their original elections to the Board of Directors of Fluor prior to its reverse spin-off transaction in November 30, 2000 wherein Fluor’s coal segment was separated from Fluor’s other businesses and became Massey Energy Company (“Massey”).
Class I Director Nominees

Alan L. Boeckmann, age 57.

Director since 2001; Chair of the Executive Committee.

Chairman and Chief Executive Officer of the Company since February 2002; formerly, President and Chief Operating Officer of the Company from February 2001 to February 2002; formerly President and Chief Executive Officer, Fluor Daniel, from March 1999 to February 2001; formerly Group President, Energy and Chemicals from 1996 to 1999; joined the Company in 1979 with previous service from 1974 to 1977.

Mr. Boeckmann also is a director of Burlington Northern Santa Fe Corporation, Fort Worth, Texas; and Archer-Daniels-Midland Company, Decatur, Illinois.

Vilma S. Martinez, age 62.

Director since 1993; member of the Governance Committee.

Partner of Munger, Tolles & Olson LLP since 1982, a full service law firm located in Los Angeles, California.

Ms. Martinez is also a director of Anheuser-Busch Companies, Inc., St. Louis, Missouri; and Burlington Northern Santa Fe Corporation, Fort Worth, Texas.

Dean R. O’Hare, age 63.

Director since 1997; Chair of the Audit Committee and member of the Executive and Governance Committees.

Formerly Chairman and Chief Executive Officer of The Chubb Corporation, the holding company for the Chubb Group of Insurance Companies, from June 1988 until his retirement in December 2002; joined The Chubb Corporation in 1963.

Mr. O’Hare also is a director of H.J. Heinz Company, Pittsburgh, Pennsylvania; and AGL Resources, Atlanta, Georgia.

Class II Directors — Term Expires 2007

James T. Hackett, age 52.

Director since 2001, member of the Audit and Organization and Compensation Committees.

Chairman (since January 2006) and President and Chief Executive Officer (since December 2003) of Anadarko Petroleum Corporation, an independent oil and gas exploration and production company; formerly President and Chief Operating Officer of Devon Energy Corporation following its merger with Ocean Energy, Inc. from April 2003 to December 2003; formerly Chairman (from 2000), President and Chief Executive Officer (from March 1999) of Ocean Energy, Inc., an international oil and gas exploration and production concern until April 2003.

Mr. Hackett also is a director of Temple-Inland, Inc., Austin, Texas; and Anadarko Petroleum Corporation, The Woodlands, Texas.

Kent Kresa, age 67.

Director since 2003; member of the Audit and Organization and Compensation Committees.

Chairman Emeritus of Northrop Grumman Corporation, a global defense company since September 2003; formerly Non-Executive Chairman of Northrop Grumman Corporation from April 2003 to September 2003; formerly Chairman (from September 1990) and Chief Executive Officer (from January 1990) of Northrop Grumman Corporation until April 2003.

Mr. Kresa also is a director of Avery Dennison Corporation, Pasadena, California; General Motors Corporation, Detroit, Michigan; and MannKind Corporation, Valencia, California.

Lord Robin W. Renwick, age 68.

Director since 1997; member of the Audit and Governance Committees; Non-Executive Chairman of Fluor Limited(1) since 1996.

Vice Chairman, JPMorgan Cazenove, a United Kingdom investment bank joint venture of J.P. Morgan and Cazenove Group plc since February 2005; Vice Chairman, Investment Banking, J.P. Morgan (Europe) since January 2001; formerly British Ambassador to the United States from 1991 to 1995.

Lord Renwick also is a director of Compagnie Financiere Richemont AG, Geneva, Switzerland; SAB Miller plc, London, England; and Kazakhmys plc, Middlesex, England.

(1)	Fluor Limited, which provides engineering, procurement and construction services in the United Kingdom, is an indirect subsidiary of the Company.

Peter S. Watson, age 53.

Director since 2005; member of the Governance and Organization and Compensation Committees.

President and Chief Executive Officer of the Dwight Group since March 2005; formerly Chairman, President and Chief Executive Officer of the U.S. Overseas Private Investment Corporation, an agency of the U.S. Government, from May 2001 through February 2005; formerly Counsel to Pillsbury Winthrop LLP, while also concurrently serving as Senior Advisor to Armitage Associates, L.C., an international consulting firm, from November 1996 to May 2001; formerly Chairman of the U.S. International Trade Commission, from June 1994 to June 1996.

Class III Directors — Term Expires 2008

Peter J. Fluor, age 58.

Director since 1984; Lead Independent Director since February 2003; Chair of the Organization and Compensation Committee and member of the Executive and Governance Committees.

Chairman and Chief Executive Officer of Texas Crude Energy, Inc., an international oil and gas exploration and production company since 2001; formerly President and Chief Executive Officer of Texas Crude Energy, Inc. from 1980 to 2001; joined Texas Crude Energy, Inc. in 1972.

Mr. Fluor also is a director of Devon Energy Corp., Oklahoma City, Oklahoma; and Cooper Cameron Corporation, Houston, Texas.

Joseph W. Prueher, age 63.

Director since 2003; member of the Governance and Organization and Compensation Committees.

Consulting Professor and Senior Advisor, Stanford University, since 2001; formerly U.S. Ambassador to the People’s Republic of China from 1999 to 2001; Admiral, U.S. Navy (Retired), Commander-in-Chief of U.S. Pacific Command from 1996 to 1999.

Admiral Prueher is also a director of Merrill Lynch & Co., Inc., New York, New York; New York Life Insurance Company, a mutual insurance company, New York, New York; and Emerson Electric Co., St. Louis, Missouri.

Suzanne H. Woolsey, age 64.

Director since 2004; member of the Audit and Governance Committees.

Formerly Chief Communications Officer of The National Academies, an independent, federally chartered policy institution that acts as an advisor to the nation on science, engineering and medicine from 2000 to 2003; formerly Chief Operating Officer of The National Academies from 1993 to 2000.

Dr. Woolsey is a director of Neurogen Corp., Branford, Connecticut; and a trustee for the mutual funds distributed by Van Kampen Funds, Inc., Oakbrook Terrace, Illinois.
Board Recommendation
     The Board of Directors recommends a vote FOR the election of Alan L. Boeckmann, Vilma S. Martinez and Dean R. O’Hare.

STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF
EXECUTIVE OFFICERS AND DIRECTORS
     The following table contains information regarding the beneficial ownership of our common stock as of February 23, 2006 by:
•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table below; and

•	all current directors and executive officers of the Company as a group.
     Except as otherwise noted, the individual or his or her family members had sole voting and investment power with respect to such shares.
     Both directors and executive officers are encouraged to hold Fluor common stock to align their financial interests with those of the shareholders. The Company has established ownership guidelines for both of these groups.

	Shares	Fluor	Percent of Shares
	Beneficially	Stock-Based	Beneficially
Name of Beneficial Owner	Owned (1)	Holdings (2)	Owned (3)
Class I Nominees:
Alan L. Boeckmann (4)	516,796	516,796	*
Vilma S. Martinez	9,560	17,278	*
Dean R. O’Hare	10,941	25,347	*

Class II Directors:
James T. Hackett	5,665	18,628	*
Lord Robin W. Renwick	8,941	19,927	*
Kent Kresa	4,165	12,119	*
Peter S. Watson	2,320	3,670	*

Class III Directors:
Peter J. Fluor	36,524	118,867	*
Joseph W. Prueher	3,429	5,149	*
Suzanne H. Woolsey	3,415	5,149	*

Other Named Executive Officers:
Lawrence N. Fisher	55,224	55,224	*
John L. Hopkins	30,768	30,768	*
D. Michael Steuert	66,087	66,087	*
H. Steven Gilbert	43,503	43,503	*
Mark A. Stevens	35,625	35,625	*

All directors and executive officers as a group (22 persons)	1,010,458	1,151,632	1.1%

*	owns less than 1% of the outstanding common stock

(1)	The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options. This number of shares beneficially owned therefore includes all restricted stock, shares held in the Company’s Savings Investment Plan and Performance Plan, and shares that may be acquired within 60 days pursuant to the exercise of stock options. Included in the number of shares beneficially owned by Messrs. Boeckmann, Fisher, Hopkins, Steuert, Gilbert and Stevens, and all directors and executive officers as a group, are 174,400, 5,500, 7,750, 6,250, 3,750, 5,625 and 243,587 shares, respectively, subject to stock options exercisable within 60 days after February 23, 2006.

(2)	Combines beneficial ownership of shares of our common stock with (i) deferred directors’ fees held by certain non-employee directors as of February 23, 2006, in an account economically equivalent to our common stock (but payable in cash as described in “Directors’ Fees” on page 27 of this proxy statement), and (ii) restricted units held by directors (which are payable in cash upon vesting of tandem restricted stock). This column indicates the alignment of the named individuals and group with the interests of the Company’s shareholders because the value of their total holdings will increase or decrease correspondingly with the price of Fluor’s common stock. The additional amounts described in clauses (i) and (ii) of this footnote are not included in the calculation of the percentages contained in the Percent of Shares Beneficially Owned column of this table.

(3)	The percent ownership for each shareholder on February 23, 2006 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 87,362,410 shares plus any shares acquirable (including stock options exercisable) by that person within 60 days after February 23, 2006.

(4)	This individual is also a Named Executive Officer.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table contains information regarding the beneficial ownership of our common stock as of February 23, 2006 by the shareholders our management knows to beneficially own more than 5% of our outstanding common stock. The percentage of ownership is calculated using the number of outstanding shares on February 23, 2006.

	Shares	Percent
	Beneficially	of
Name of Beneficial Owners	Owned	Class
Capital Group International, Inc.	12,870,740(1)	14.7%
FMR Corp. and related entities	11,364,873(2)	13.0%

(1)	Based on Amendment No. 7 to Schedule 13G dated January 30, 2006, filed jointly by Capital Group International, Inc. and Capital Guardian Trust Company with the Securities and Exchange Commission, which indicates that Capital Group International, Inc. has sole voting power relative to 9,962,670 shares and dispositive power relative to 12,870,740 shares and that Capital Guardian Trust Company has sole voting power relative to 6,850,660 shares and dispositive power relative to 9,343,530 shares. Capital Group International, Inc. is a holding company for investment management companies, including one organized as a bank, Capital Guardian Trust Company. Capital Group International, Inc. disclaims beneficial ownership of all the shares shown. The address of Capital Group International, Inc. and Capital Guardian Trust Company is 11100 Santa Monica Blvd., Los Angeles, California 90025.

(2)	Based on information contained in Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by FMR Corp. (“FMR”) and Edward C. Johnson 3d (“Mr. Johnson”) with the Securities and Exchange Commission, wherein they reported the beneficial ownership of 11,364,873 shares. They state that Fidelity Management & Research Company (“Fidelity”) is a wholly-owned subsidiary of FMR and is the beneficial owner of 10,317,690 shares as a result of acting as investment advisor to various investment companies; Mr. Johnson and FMR and the funds each have sole power to dispose of the 10,317,690 shares but neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ boards of trustees and is carried out by Fidelity; Fidelity Management Trust Company (“FMTC”) is a wholly-owned subsidiary of FMR and is the beneficial owner of 544,845 shares as a result of its serving as investment manager of institutional accounts; Mr. Johnson and FMR each has sole dispositive power over 544,845 shares and sole power to vote or to direct the voting of 544,845 shares; Strategic Advisors, Inc. (“SAI”) is a wholly-owned subsidiary of FMR and provides investment advisory services to individuals, and as such, FMR’s beneficial ownership includes 838 shares beneficially owned through SAI; and Fidelity International Limited (“FIL”) is the beneficial owner of 501,500 shares. The address of FMR, Fidelity, FMTC and SAI is 82 Devonshire Street, Boston, Massachusetts 02109. The address of FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. The Company believes that the address of Mr. Johnson is the same as that of FMR.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of Fluor common stock, to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. Based solely upon a review of filings with the Securities and Exchange Commission, a review of Company records and written representations by the persons required to file these reports, the Company believes that all of its executive officers and directors complied with the reporting requirements of Section 16(a) in a timely manner during 2005, with the exception of one Form 4 filed late for Peter J. Fluor, one Form 4 filed late for Jeffery L. Faulk and a late Form 5 covering dividend reinvestments for the acquisition of four shares of Fluor common stock in 2004 for Joseph W. Prueher.

CORPORATE GOVERNANCE
General
     We have long believed, and continue to believe, that good corporate governance practices promote the principles of fairness, transparency, accountability and responsibility and will ensure that Fluor is managed for the long-term benefit of its shareholders. During the past year, we continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies.
     Based on this review, in October 2005 our Board amended our Corporate Governance Guidelines and amended the charters for our Audit Committee, Governance Committee, Organization and Compensation Committee and Executive Committee. You can access our current committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics for Members of the Board of Directors, and HR Policy re: Business Ethics and Conduct for Fluor employees, as well as other information regarding our corporate governance practices, in the investor relations section of our website at www.fluor.com. All of this information is also available in print to any shareholder that requests it from our Chief Legal Officer and Secretary at Fluor Corporation, One Enterprise Drive, Aliso Viejo, California 92656. If this information is requested on or after April 24, 2006, please direct your request to our Chief Legal Officer and Secretary at Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.
Determination of Independence of Directors
     Under New York Stock Exchange Rules, as amended, a director of Fluor qualifies as “independent” only if the Board of Directors affirmatively determines that the director has no material relationship with Fluor (either directly, or as a partner, shareholder or officer of an organization that has a relationship with Fluor). Fluor’s Corporate Governance Guidelines encompass the standards of independence set forth in Sections 303A.02(a) and 303A.02(b) of the New York Stock Exchange Listed Company Manual. In October 2005, the Board of Directors amended the Corporate Governance Guidelines.
     Under the Corporate Governance Guidelines, an “independent” director is a director whom the Board has determined has no material relationship with Fluor, either directly, or as a partner, shareholder or officer of an organization that has a relationship with Fluor. A relationship is “material” if, in the judgment of the Board, the relationship would interfere with the director’s independent judgment. In making independence determinations, the Board will consider each relationship not only from the standpoint of the director, but also from the standpoint of persons and organizations with which the director has a relationship.
     A director, however, is not independent under the Corporate Governance Guidelines if:
•	The director is, or has been within the last three years, an employee of Fluor, or an immediate family member is, or has been within the last three years, an executive officer, of Fluor;

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Fluor, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, however, that compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer need not be considered in determining independence under this test. Additionally, compensation received by an immediate family member for service as an employee of Fluor (other than an executive officer) need not be considered in determining independence under this test.

•	(A) The director or an immediate family member is a current partner of a firm that is Fluor’s internal or external auditor; (B) the director is a current employee of such firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Fluor’s audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Fluor’s present executives at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Fluor for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.
     In addition, under the Corporate Governance Guidelines, a director is not independent if he or she (or his or her spouse) is an executive officer or a member of the board of directors of a non-profit organization that the Company or the Fluor Foundation made charitable contributions to in a single year in excess of the greater of 2% of such charitable organization’s consolidated gross revenues or $100,000, excluding any matching gifts made by the Fluor Foundation in connection with donations by Fluor employees or directors.
     Pursuant to the Corporate Governance Guidelines, the Board of Directors undertook its annual review of director independence in February 2006. During this review, the Board of Directors considered transactions and relationships between each director (including any member of his or her immediate family) and the Company and its subsidiaries and affiliates, including those reported under “Other Matters” below. In making independence determinations, the Board considered each relationship not only from the standpoint of the director, but also from the standpoint of persons and organizations with which the director has a relationship. As provided in our Corporate Governance Guidelines, the purpose of this review is to determine whether any such relationships or transactions would interfere with the director’s independent judgment, and therefore be inconsistent with a determination that the director is independent.
     As a result of this review, the Board of Directors affirmatively determined that the following directors, which include each of those directors standing for election at the Annual Meeting, are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines: Peter J. Fluor, Joseph W. Prueher, Suzanne H. Woolsey, Vilma S. Martinez, Dean R. O’Hare, James T. Hackett, Lord Robin W. Renwick, Kent Kresa and Peter S. Watson. The Board of Directors determined, however, that Alan L. Boeckmann was not independent under the standards because of his employment as the Chief Executive Officer of the Company. The Board of Directors also determined that each of the members of the Audit, Governance and Organization and Compensation Committees has no material relationship with Fluor and is independent within the meaning of Fluor’s director independence standards.
Lead Independent Director
     To provide for independent leadership, the Board created the position of lead independent director, whose primary responsibility is to preside over and set the agenda for all executive sessions of the Board of Directors in which management directors and other members of management do not participate. The lead independent director also consults with the Chairman and Chief Executive Officer with respect to agendas, chairs Board meetings in the Chairman’s absence, provides scheduling and information needs relating to Board and committee meetings, acts as a liaison between the independent directors and management, provides guidance on the director orientation process for new Board members, provides consultation and communications to shareholders as appropriate and monitors communications to the Board from shareholders and other interested parties. The independent members of the Board of Directors designated Peter J. Fluor to serve in this position for a three-year term, which expires in February 2009.

Consideration of Director Nominees
Shareholder Nominees
     The policy of the Governance Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Director.” In evaluating such recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “ — Director Qualifications” below. Any shareholder wishing to recommend a nominee for consideration by the Governance Committee should submit a recommendation in writing indicating the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as director. This information should be addressed to the Chief Legal Officer and Secretary, Fluor Corporation, One Enterprise Drive, Aliso Viejo, California 92656. Please direct this information to the Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039, if submitted on or after April 24, 2006. In addition, our Amended and Restated Bylaws permit shareholders to nominate directors for consideration at an annual shareholder meeting. See “Additional Information — Advance Notice Procedures” on page 31 of this proxy statement, and Section 2.04 of our Amended and Restated Bylaws, which are included in the investor relations portion of our website at www.fluor.com.
Director Qualifications
     Our Corporate Governance Guidelines contain Board membership criteria that apply to current directors as well as nominees for director. The Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, at least annually. This review takes into consideration issues of diversity, age and skills. Our Corporate Governance Guidelines provide, as a whole, the Board of Directors should include individuals with a diverse range of experience to give the Board depth in the mix of skills represented for the benefit of our shareholders. While all directors should possess business acumen and must exercise sound judgment in their oversight of our operations, the Board endeavors to include an array of targeted skills and experience in its overall composition rather than requiring a director to possess the same skills, perspective and interests. Criteria that our Board looks for in a candidate include, among other things, an individual’s business experience and skills, judgment, independence, integrity, reputation, international background, and an understanding of such areas as finance, marketing, regulation and public policy, ability to commit sufficient time and attention to the activities of the Board, and the absence of any potential conflicts with the company’s interests.
Identifying and Evaluating Nominees for Director
     The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through various means, including current Board members, professional search firms, shareholders or other persons. Candidates are evaluated at meetings of the Governance Committee, and may be considered at any point during the year. As described above, the Governance Committee considers properly submitted shareholder nominations for candidates for the Board. If a shareholder properly recommends an individual to serve as a director to the Governance Committee, all recommendations are aggregated and considered by the Governance Committee at a meeting prior to the issuance of the proxy statement for our Annual Meeting. Any materials provided by a shareholder in connection with the recommendation of a director candidate are forwarded to the Governance Committee, who will consider the recommended nominee in light of the director qualifications discussed above. The Governance Committee also reviews materials provided by professional search firms, if applicable, or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Communications with the Board
     Individuals may communicate with the Board and individual directors by writing directly to the Board of Directors c/o Chief Legal Officer and Secretary, Fluor Corporation, One Enterprise Drive, Aliso Viejo, California 92656 prior to April 24, 2006 or c/o Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039 on or after April 24, 2006. Shareholders and other parties interested in communicating directly with the lead independent director or with the independent directors as a group may do so by writing directly to the Lead Independent Director c/o the Chief Legal Officer and Secretary at the above addresses. The lead independent director will, with the assistance of Fluor’s internal legal counsel, be primarily responsible for monitoring any such communication from shareholders and other interested parties to the Board, individual directors, the lead independent director or the independent directors as a group, and provide copies or summaries of such communications to the other directors as he or she considers appropriate.
     Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the lead independent director considers to be important for the directors to know. The Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond if and as appropriate.
Board of Directors Meetings and Committees
     During 2005, the Board held twelve meetings, one of which was an extensive two-day strategic planning session. The Board took action by unanimous written consent twice during 2005. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of the Board Committees on which he or she served.
     As discussed earlier, the lead independent director presides over all “executive sessions” of the independent directors. Executive sessions of independent directors must take place at least quarterly according to our Corporate Governance Guidelines. During 2005, the four executive sessions of independent directors were held.
     A Board meeting immediately follows our annual meeting of the shareholders. The Board has a policy that directors attend the annual meeting of shareholders. All directors attended the 2005 annual meeting of the shareholders.
     The standing committees of the Board consist of an Audit Committee, Executive Committee, Governance Committee and Organization and Compensation Committee. Each committee has a charter that has been approved by the Board. With the exception of the Executive Committee, each committee must review the appropriateness of its charter and perform a self-evaluation at least annually.
Audit Committee
     The current members of the Audit Committee are Dean R. O’Hare (Chair), James T. Hackett, Kent Kresa, Robin W. Renwick and Suzanne H. Woolsey. All current members qualify, and all members during 2005 qualified, as “independent” within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Board has determined that Mr. O’Hare qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. None of the members serve on the audit committee of more than two other public companies. The Audit Committee held eight meetings during 2005, one of which was to review and approve the Company’s 2004 Annual Report, Form 10-K and proxy materials for the 2005 annual meeting. At the end of the four regular meetings of the Committee, the members of the Audit Committee met privately with the Company’s independent auditor and with the Company’s internal auditors, at least quarterly without the presence of any other Company officers or personnel and at additional times as necessary.

     The Audit Committee acts pursuant to the Audit Committee Charter, which was amended in October 2005. A copy of this charter, as amended, is attached as Appendix A to this proxy statement, and is also available on the investor relations portion of the Company’s website at www.fluor.com. The functions of the Audit Committee and its activities during 2005 are described below under the heading Report of the Audit Committee.
Executive Committee
     When the Board is not in session, the Executive Committee has all of the power and authority of the Board, subject to applicable laws, rules, regulations and listing standards. The current members of the Executive Committee are Alan L. Boeckmann (Chair), Peter J. Fluor, Robin W. Renwick and Dean R. O’Hare. In 2005, the Executive Committee took action by unanimous written consent on four occasions.
Governance Committee
     The current members of the Governance Committee are Robin W. Renwick (Chair), Peter J. Fluor, Vilma S. Martinez, Dean R. O’Hare, Joseph W. Prueher, Peter S. Watson and Suzanne H. Woolsey. All current members qualify, and all members during 2005 qualified, as “independent” within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. During 2005, the Governance Committee held four meetings and took action by unanimous written consent on one occasion.
     The Governance Committee is responsible for identifying qualified candidates to become members of the Board and directors qualified to serve on the Company’s committees. The Governance Committee develops, reviews and evaluates background information for any candidates for the Board, including those recommended by shareholders, and makes recommendations to the Board regarding such candidates. For information relating to nominations of directors by our shareholders, see “ — Consideration of Director Nominees” above. The Governance Committee monitors the independence of the directors. The Governance Committee is also responsible for developing and implementing policies and practices relating to corporate governance, including the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics for Members of the Board of Directors. The Governance Committee also oversees the annual evaluation of the Board. The charter of the Governance Committee was amended in October 2005, and is available in the investor relations section of the Company’s website at www.fluor.com.
Organization and Compensation Committee
     The current members of the Organization and Compensation Committee are Peter J. Fluor (Chair), James T. Hackett, Kent Kresa, Joseph W. Prueher and Peter S. Watson. All current members qualify, and all members during 2005 qualified, as “independent” within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Organization and Compensation Committee held five meetings during 2005. Every meeting included an executive session attended by the Committee and its independent advisor. Frederic W. Cook & Co., Inc. serves as the Committee’s independent advisor, and works directly on behalf of the Committee and in cooperation with management. In 2005, the Organization and Compensation Committee took action by unanimous written consent on one occasion.
     The Organization and Compensation Committee is charged with reviewing the Company’s organizational structure, functions of management, and senior management succession planning and recommending the appointment of corporate officers and group executive officers. The Organization and Compensation Committee is also responsible for reviewing general compensation strategy, establishing corporate goals and objectives relevant to the Chief Executive Officer and other key employees, evaluating their achievement of these goals and setting their compensation levels. It also approves and administers the Company’s incentive compensation plans and equity-based compensation plans, and makes recommendations to the Board regarding these plans. The charter of the Organization and Compensation Committee was amended in October 2005, and is available in the investor relations section of our website at www.fluor.com. The responsibilities of our Organization and Compensation Committee and its activities during 2005 are described in the report of the Organization and Compensation Committee contained in this proxy statement.

Other Matters
     Vilma S. Martinez, a member of our Board, is a partner in the law firm of Munger, Tolles & Olson LLP. Certain subsidiaries of the Company have retained other members of that law firm, who have nationally recognized expertise, to defend them in various legal proceedings during 2002 and have continued to retain such legal counsel relative to such proceedings. The matter for which the firm was retained has since been resolved. Munger, Tolles & Olson LLP has 93 partners, and the fees of approximately $38,000 paid by the Company in 2005 to that firm represent significantly less than 1% of the firm’s gross revenues during its last fiscal year. Ms. Martinez receives distributions based on the firm’s overall earnings and does not have a material interest in the fees paid by the Company.
     Peter J. Fluor, a member of our Board, is the brother of J. Robert Fluor, II, who is our Vice President — Global Public Affairs. J. Robert Fluor, II has been employed by the Company since 1967 and does not perform a policy-making function. During 2005, he received compensation totaling approximately $452,361, and restricted stock with a value of $64,849 on the date of grant. Peter J. Fluor joined our Board in 1984.
     Since July 2002, Fluor has maintained a policy under which no new loans are allowed to be granted to any executive officers or directors of Fluor, and existing loans to these executive officers are not allowed to be extended or modified. Prior to the adoption of this policy, the Company had made the following loans to executive officers of the Company as described below:

	Largest Principal Amount	Principal Amount	Interest
	Outstanding from	Outstanding as of	Bearing/	Nature of
Name(1)	January 1, 2005	March 1, 2006	Rate	Indebtedness
Mark A. Stevens	$408,000	$136,000	No	relocation loan(2)
Senior Vice President

David E. Constable	$180,000	$120,000	No	relocation loan (2)
Group President, Power

D. Michael Steuert	$475,000	Paid in full in	No	relocation loan
Senior Vice President and Chief		March 2005
Financial Officer

(1)	Messrs. Stevens, Constable and Steuert were executive officers of the Company during all or part of fiscal 2005. These loans were grandfathered by the Sarbanes-Oxley Act because they were outstanding prior to July 30, 2002, the effective date of the Act.

(2)	Payable in annual payments due on April 1 of each year, the last of which is due in 2007.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     There are no compensation committee interlocks between the Company and other entities involving the Company’s executive officers and directors.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee is made up solely of independent directors, as defined in the applicable NYSE and SEC rules, and it operates under a written charter, amended in October 2005, and attached as Appendix A to this proxy statement and also available on the investor relations portion of the Company’s website at www.fluor.com. The charter of the Audit Committee specifies that the purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility for the:
•	Company’s accounting, reporting and financial practices, including the integrity of its financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	independent auditor’s qualifications and independence;

•	performance of the Company’s internal audit function and independent auditor; and

•	preparation of this report.
     In carrying out these responsibilities, the Audit Committee, among other things, supervises the relationship between the Company and its independent auditor, including making decisions with respect to its appointment or removal, reviewing the scope of its audit services, pre-approving audit engagement fees and non-audit services and evaluating its independence. The Audit Committee oversees and evaluates the adequacy and effectiveness of the Company’s systems of internal and disclosure controls and internal audit function. The Audit Committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.
     The Company’s management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the Company’s system of internal controls. The independent auditor’s responsibilities include auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles.
     The Audit Committee met eight times during fiscal year 2005. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include executive sessions with the Company’s independent auditor and with the Company’s internal auditors, at least quarterly without the presence of the Company’s management and at other times as necessary.
     As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent auditor, the audited financial statements of the Company for the fiscal year ended December 31, 2005. The Audit Committee discussed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, such matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), relating to the conduct of the audit. The Audit Committee also has discussed with Ernst & Young LLP, the auditor’s independence from the Company and its management, including the matters in the written disclosures the Audit Committee received from the independent auditor as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditor’s independence.
     Based on its review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee has also selected Ernst & Young LLP as the Company’s independent auditor for 2006.

Members of the Audit Committee

Dean R. O’Hare	James T. Hackett	Kent Kresa	Robin W. Renwick	Suzanne H. Woolsey
     The Audit Committee has presented this report as of March 3, 2006.
The preceding “Report of the Audit Committee” shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.
ORGANIZATION AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
     This report of the Company’s Organization and Compensation Committee sets forth the Committee’s programs and philosophy with respect to compensation of the Company’s executive officers, including the Company’s “Named Executive Officers” set forth in the Summary Compensation Table in this proxy statement. The Named Executive Officers are: Mr. Boeckmann, the Company’s Chairman and Chief Executive Officer, as well as Messrs. Steuert, Fisher, Hopkins and Gilbert. Mr. Stevens is also included in the Summary Compensation Table in this proxy statement. Please see footnote 7 to the Summary Compensation Table on page 21 for additional information concerning Mr. Stevens. The Committee has reviewed all components of the Company’s Chairman and Chief Executive Officer and the other Named Executive Officers’ compensation paid during 2005.
     The Company’s executive compensation programs consist of: (1) annual base salary, (2) an annual incentive program, and (3) long-term incentives. Each of these programs is described and discussed in detail in this report, including the manner in which each program was implemented with respect to 2005. The report begins with a review of the general philosophy behind the Company’s executive compensation programs.
Executive Compensation Philosophy
     The philosophy behind the Company’s executive compensation programs is to:
     Align the interests of executive management, including the Company’s Named Executive Officers, with those of the shareholders. The Committee believes it is appropriate to tie a significant portion of executive compensation to the value of the Company’s stock to more closely align the interests of executive management to the interests of shareholders. The Committee also believes that executives should have a meaningful ownership interest in the Company and has established executive ownership guidelines.
     Have a significant portion of pay that is performance-based. Fluor expects superior performance, both collectively and individually, and the executive compensation programs are designed to provide rewards when above-average Company and individual results are achieved. The Committee believes that compensation paid to executive management should be closely aligned with the performance of the Company on both a short-term and long-term basis. The Committee strives to provide participating executive management with a clear and common understanding of Company objectives (financial and non-financial), how objectives are established, and the reward for the achievement of objectives.
     Provide competitive compensation. The Company’s executive compensation programs are designed to attract, retain, and motivate a highly qualified executive management team critical to achieving Fluor’s challenging strategic objectives and building shareholder value. The Committee evaluates Company financial performance and actual compensation, and compares the results with data for peer companies, as well as a broader group of general industry companies. In addition to industry, comparability of companies is assessed based on size, complexity, financial performance history, growth, global scope and other relevant factors.

The Executive Compensation Programs
     The Committee targets total compensation for executive management (the sum of base salary, annual incentive bonus and long-term compensation) to approximate the 50th percentile of selected peer companies, and with superior performance, expects resulting pay levels to approximate the 75th percentile. The Committee has established a peer group to evaluate compensation, and will continue to review the appropriateness of the peer group.
Base Salary
     Base salaries for executive management are reviewed on an annual basis or upon changes in responsibilities. In addition to Company peer group pay levels for comparable positions, increases in base salary are based upon an evaluation of such factors as the level of responsibility, individual performance and contributions to the Company. During 2005, the Committee considered these factors in approving the base salary increases reflected in the Summary Compensation Table for each of the Named Executive Officers, including Mr. Boeckmann.
Annual Incentive Program
     The annual incentive program is the program under which annual incentives are awarded to executive management employees, including the Named Executive Officers. This program is operated pursuant to the shareholder-approved Fluor Corporation 2003 Executive Performance Incentive Plan.
     Annual incentive awards provide executive management the opportunity to earn additional compensation for the achievement of objectives for the overall Company, groups within the Company, business lines within groups, and/or the individual’s own performance during the year. Each executive who participates in this program is provided with a target incentive amount, based on a percentage of their base salary. This percentage also reflects their respective organizational level and responsibility for achievement of the Company’s strategic goals. Individual incentive awards earned for 2005 may range from 0% to 200% of their respective target incentive amounts based on performance.
     With respect to 2005, the annual incentive program worked in the following manner. After the end of the year, an aggregate incentive amount was recommended to the Committee. This aggregate incentive amount was the pool from which the annual incentives for eligible executive management and the Named Executive Officers other than Mr. Boeckmann were paid. This aggregate incentive amount was based on an assessment of the Company’s overall performance during 2005, including goals related to the Company’s earnings and the historic relationship of the aggregate incentive amount as a percentage of Earnings Before Interest and Taxes (EBIT). Mr. Boeckmann’s award is not included in the aggregate total to enable the Committee to appropriately set his award without impacting the other executive management incentive awards.
     The aggregate incentive amount was presented to and reviewed and approved by the Committee, which then recommended the approval of the aggregate incentive amount to the Board of Directors. Following the Committee’s recommendation of the aggregate incentive amount, the Board of Directors reviewed and approved the aggregate incentive amount. The Company’s senior management determined individual incentive amounts for eligible executive management other than the Named Executive Officers. Mr. Boeckmann recommended the individual incentive amounts for all of his direct reports including the Named Executive Officers other than himself, and the Committee reviewed and approved these amounts. The aggregate of (a) the total individual incentive amounts of the Named Executive Officers other than Mr. Boeckmann, and (b) the total individual incentive amounts of other eligible executive management, was within the limit of the aggregate incentive amount approved by the Board of Directors. Mr. Boeckmann’s annual incentive award is determined by the Committee and must be approved by the Board of Directors, and is paid separately from the aggregate incentive pool.
     The Named Executive Officers have performance objectives under the annual incentive program. With respect to Mr. Boeckmann, Mr. Steuert, and Mr. Fisher these performance objectives included the achievement of a specified level of net earnings. In February 2005, the Committee established this performance objective in order to allow any annual incentive awards paid to them to qualify as “performance-based compensation” as defined in Section 162(m) of the Internal Revenue Code, and to further tie the incentive awards to performance measures.

In February 2006, the Committee determined that this performance objective had been achieved with respect to Mr. Boeckmann, Mr. Steuert, and Mr. Fisher.
     The Committee concluded that the Company’s net earnings performance objective for 2005 was achieved, and after reviewing the Company’s achievement of other pre-established measures, including return on assets employed, debt to total capital, net earnings, safety objectives and employee diversity objectives, the Committee determined that the performance of these objectives was above the targeted level overall. Based on this determination and recommendation from the Committee, the Board of Directors approved an annual incentive award for Mr. Boeckmann in the amount of $1,255,400 which is included in the “Annual Bonus” column of the Summary Compensation Table, as specified in footnote 2 of the Summary Compensation Table. The annual incentive awards paid to each of the other Named Executive Officers under the annual incentive program for 2005 are included in the “Annual Bonus” column of the Summary Compensation Table, and the amount of each of these incentives is specified in footnote 2 of the Summary Compensation Table.
Long-Term Incentives
     The Company’s long-term incentives are designed to encourage creation of long-term value for our shareholders, reward the achievement of superior operating results, facilitate the retention of key management personnel, and align the interests of management and shareholders through equity ownership. Slightly more than half of eligible executive management employees, including all of the Named Executive Officers, received some form of long-term incentive awards for 2005. The long-term incentives for 2005 included three basic components, each of which is described and discussed below in this report, and each of which was awarded under the shareholder-approved Fluor Corporation 2003 Executive Performance Incentive Plan: (1) the 2005 Value Driver Incentive Program, (2) restricted stock grants, and (3) the 2005 Relative Performance Program. In addition, cash payouts were made pursuant to long-term incentive cash programs that were granted in 2003, 2004, and 2005 as described below. Mr. Boeckmann and the other Named Executive Officers received grants under each component of the long-term incentive programs for 2005.
     In late 2005, the Committee approved the conceptual design of the long-term incentive program for 2006. The new design is intended to simplify the overall program, balance rewards for multi-year financial performance and shareholder value, and continue to encourage key employee retention and Company stock ownership. Major revisions for 2006 will include: (1) eliminating the Relative Performance Program; (2) reintroducing non-qualified stock options; (3) extending the performance period for the Value Driver Incentive Program; (4) extending the vesting period of Restricted Stock; and (5) discontinuing grants of “career shares.” These revisions were made as part of a comprehensive review of the total executive compensation program, which included an analysis of how various financial measures correlate with shareholder-value creation over time, and the appropriate mix of cash- and equity-based awards for executive management organizational levels.
     The 2005 Value Driver Incentive Program. In February 2005, the Committee established the 2005 Value Driver Incentive Program. This program provides incentive awards for selected executive management employees, including the Named Executive Officers. The awards under this program are generally payable in cash over a three year period, with the exception of Mr. Boeckmann’s award. Awards were conditioned on the achievement of a performance goal that was based on the Company’s new awards gross margin dollars and new awards gross margin percentage for 2005. There were four basic levels of achievement of the performance goal: a base level, a target level, a high target level and a maximum level.
     Target cash award values under the 2005 Value Driver Incentive Program were established for each participant based upon pay grade. The target cash award value for each participant ranged from $65,000 to $2,192,000. Earned awards may vary from 0% to 200% of their target cash award value depending on the level of goal achievement. If the performance goal was not met, then no awards would be paid. If the performance goal was achieved between the base level and the target level, then participants were eligible to receive a pro-rated amount between 50% and 100% of their respective target cash award. If the performance goal was achieved in the range between the target level and the high target level, then participants were eligible to receive a pro-rated amount between 100% and 150% of their respective target cash award value. If the performance goal was achieved in the range between the high target level and the maximum level, participants were eligible to receive a pro-rated amount between 150% and 200% of their respective target cash award.

     In February 2006, the Committee determined that the performance goal was achieved for 2005, and the achievement was between the target level and the high target level. The participants earned awards based on these performance results, and with the exception of Mr. Boeckmann, their awards are payable solely in cash, which shall be deemed vested and earned 25% on December 31, 2005, 25% on December 31, 2006 and 50% on December 31, 2007. Each portion of a participant’s award is subject to the risk of forfeiture if, prior to vesting, the participant’s employment with the Company is terminated for any reason other than death, disability or a termination within two years after a change in control of the Company. The awards for the Named Executive Officers other than Mr. Boeckmann under the 2005 Value Driver Incentive Program are included in the Summary Compensation Table, with the first 25% of the cash awards included in the “Annual Bonus” column, and the balance of the awards specified in footnote 2 of the Summary Compensation Table, which will be reported in the year vested and earned.
     Mr. Boeckmann’s award under the 2005 Value Driver Incentive program is payable 50% in cash and 50% in restricted stock. The total cash component of Mr. Boeckmann’s award vests 25% on December 31, 2005, 25% on December 31, 2006 and 50% on December 31, 2007. The restricted stock component of the award was granted to Mr. Boeckmann in February 2006, at the time when the Committee made its determination of the achievement of the performance goal. This restricted stock will vest 50% on February 5, 2007 and 50% on February 5, 2008. The number of shares of restricted stock granted was calculated based on the fair market value (the average of the high and low) of the Company’s stock on the date of grant.
     The cash component of the award for Mr. Boeckmann under the 2005 Value Driver Incentive Program is included in the Summary Compensation Table, with the first 25% of the cash component of the award included in the “Annual Bonus” column, and the balance of the cash component of the award specified in footnote 2 of the Summary Compensation Table. The total value of the restricted stock component of Mr. Boeckmann’s award is included in the “Restricted Stock Awards” column of the Summary Compensation Table, as specified in footnote 4. As is the case with the other participants under the 2005 Value Driver Incentive Program, each portion of Mr. Boeckmann’s award is subject to the risk of forfeiture if, prior to vesting, Mr. Boeckmann’s employment with the Company is terminated for any reason other than death, disability or a termination within two years after a change in control of the Company, and in the case of the restricted stock, his retirement at or after normal retirement age is also an exception.
     Restricted Stock Grants. During 2005 there were two types of restricted stock awards granted by the Committee: (1) restricted shares that vest at a rate of 25% per year, and (2) restricted shares that the Committee calls “career shares” which vest ten years after the date on which the shares were granted. The Committee granted both types of restricted shares to all of the Named Executive Officers as well as to other executive management employees. The vesting of the restricted stock described in this paragraph is conditioned on continued employment, except in the case of death, retirement at or after normal retirement age, disability or for any reason within two years after a change in control of the Company.
     The total value of the restricted shares awarded to the Named Executive Officers is included in the “Restricted Stock Awards” column of the Summary Compensation Table, and in the case of Mr. Boeckmann this value reported also includes the value of those restricted shares granted to him under the 2005 Value Driver Incentive Program as referenced above. It is the Committee’s intent that all amounts for Named Executive Officers are to be awarded as long-term incentives and qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. To that end, the restricted stock awards made to the Named Executive Officers of the Company were subject to forfeiture if the Company failed to achieve specified performance levels of net earnings for the year, except with respect to those shares of restricted stock specifically granted to Mr. Boeckmann under the 2005 Value Driver Incentive Program as referenced above, which were granted based on the achievement of a prior performance measure.
     Relative Performance Program. Mr. Boeckmann and the other Named Executive Officers, as well as selected executive management who were subject to Section 16 of the Securities Exchange Act of 1934 at the time of grant, as amended, were eligible to participate in this program. The program is operated pursuant to the shareholder-approved Fluor Corporation 2003 Executive Performance Incentive Plan. The intent of the program is to tie pay for eligible executive management to performance by comparing the total shareholder return of the Company to companies in the Standard & Poor Midcap 400 Index.

     To earn awards under the Relative Performance Program, the Company must first achieve a specified earnings target and the Company’s total shareholder return must be positive for the applicable period. If these conditions are met, the total shareholder return performance of the Company and companies in the Standard & Poor Midcap 400 Index at the end of the three-year performance period will be compared by calculating the 30-day average stock price of the 30-day period prior to the beginning of the performance period and during the last 30 days of the performance period plus any dividends reinvested during the performance period. The Company’s performance at the end of the performance period will then be compared to the performance of the companies in the Standard & Poor Midcap 400 Index at the end of the performance period, which will result in the Company being assigned a total shareholder return percentile ranking. Based on this ranking, an eligible executive will be entitled to receive anywhere from 0% to 200% of a pre-determined target ranging from $90,000 to $825,000 depending upon the Company’s level of such percentile ranking against the companies in the Standard & Poor Midcap 400 Index. An award under this program would then be payable in cash, if at all, in early 2008 (unless any such payment is deferred under the Fluor Executive Deferred Compensation Program by any of those executives eligible to do so under that program).
     Cash Payouts under Pre-Established Cash Incentive Programs. The Committee approved payouts to the Named Executive Officers, including Mr. Boeckmann, pursuant to two cash incentive programs granted to the Named Executive Officers in 2003 and 2004, respectively: (1) the 2003-2005 long-term incentive cash program (the “2003-2005 LTIP Program”); and (2) the 2004 Value Driver Incentive Program (the “2004 VDI Program”). The payouts under each of these programs were based on the achievement of pre-established cash performance measures.
     With respect to the 2003-2005 LTIP Program, participants have earned awards in each of the three years covered by the program if the specified performance measure for the year in question is achieved at the rate of 25% of initial award per year. For fiscal 2005, payment of 25% of the original LTIP Program award was based upon fiscal year 2005 performance with respect to new award gross margin dollars and gross margin percentage. The remaining portion of the award, 25% of the original total LTIP Program award, was payable based upon the cumulative performance of the company over the entire three year performance period. The amounts awarded under this program to the Named Executive Officers for 2005 are included in the “LTIP Payouts” column of the Summary Compensation Table, and the amount of each of these awards is specified in footnote 5.
     With respect to the 2004 VDI Program, payments were based on fiscal year 2004 performance with respect to new award gross margin dollars and gross margin percentage. Based upon satisfaction of the performance criteria set in 2004, the Named Executive Officers each received an interim cash payout under the 2004 VDI Program for 2005. The amount of the awards to the Named Executive Officers for 2005 under the 2004 VDI program appear in the “Annual Bonus” column of the Summary Compensation Table.
Deferred Compensation Program
     Certain executive management employees, including Mr. Boeckmann and the other Named Executive Officers, are eligible to defer the payment of all or any portion of their base salaries or any cash awards they may receive under the annual incentive program, the 2005 Value Driver Incentive Program or the pre-established long-term cash incentive programs discussed above, pursuant to the Fluor Executive Deferred Compensation Program. Under this program, deferred amounts are valued as if invested in one or more of 14 investment funds, each of which may appreciate or depreciate in value over time. Participants in the program may defer payments until the termination of their employment, or until the expiration of any deferral period that they specify in advance in accordance with the terms of the program, whichever first occurs, or they may otherwise accept an earlier withdrawal in accordance with the program, subject to applicable law.

Stock Ownership Guidelines
     In an effort to more closely link executives’ financial interests with those of shareholders, the Committee has established executive officer stock ownership guidelines for key executive management. Under these guidelines, the executive officers are expected to own Fluor stock valued at between one-half and six times (which is an increase from five times for the Chief Executive Officer in 2005) their individual base salary amounts, depending upon their position in the Company. Executive management subject to these guidelines are expected to meet or exceed the guideline within three to five years of entering such position. As of the date of this report, all Named Executive Officers are in compliance with these stock ownership guidelines.
Other Compensation
     The Company provides additional benefits, in the case of the Named Executive Officers, including the opportunity to participate in the Fluor Executive Deferred Compensation Program described above, Company contributions and allocations above the Internal Revenue Service’s qualified plan limitations, automobile allowances, tax and financial planning reimbursement, personal use of charter aircraft as specified by Company policy and Company-owned life insurance policies.
Compliance with Internal Revenue Code Section 162(m)
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). It is the Committee’s general intent that amounts to be awarded under its annual incentive program and long-term incentive programs qualify as performance-based compensation under Section 162(m); the Company may from time to time pay amounts that are not deductible to meet hiring, retention or other compensation objectives.
Conclusion
     The Committee has reviewed the executive compensation programs, including the compensation of each of the Named Executive Officers under these programs. A summation setting forth the components of compensation and their total dollar amounts for each of the Named Executive Officers was reviewed as part of this process. Based on the Committee’s review, the Committee concluded that the total compensation of the Named Executive Officers for 2005 was, in the aggregate, appropriate, reasonable and not excessive. The Committee is satisfied that the compensation and long-term incentives provided to the executives of the Company are structured and operated to provide competitive compensation opportunities, promote the strategic objectives of the Company by tying pay to performance and aligning the long-term best interests of the Company and its shareholders. The executive compensation programs will continue to be reviewed regularly and, if necessary, changed, in a continuous effort to support the strategic business objectives of the Company and Fluor’s vision to be the preeminent leader in the global services marketplace through the delivery of world-class solutions to clients.
Organization and Compensation Committee

Peter J. Fluor	James T. Hackett	Kent Kresa	Joseph W. Prueher	Peter S. Watson
     The Organization and Compensation Committee has presented this report as of March 3, 2006.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Certain Other Compensation
     The following table shows, for the last three fiscal years, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the Named Executive Officers in all capacities in which they served.
Summary Compensation Table

					Long-Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
	Fiscal	Salary	Bonus	Compensation	Awards	Options/	Payouts	Compensation
Names and Principal Positions	Year	($) (1)	($)(1)(2)	($)(3)	($)(4)	SARs (#)	($)(1)(5)	($)(6)
Alan L. Boeckmann	2005	1,029,833	2,080,150	67,472	3,779,527	0	512,000	279,178
Chairman and Chief	2004	1,024,930	2,110,225	37,319	4,545,254	0	305,700	3,008,950
Executive Officer	2003	926,946	1,517,600	175,514	2,040,900	212,500	195,000	334,858

D. Michael Steuert	2005	630,062	1,272,850	35,083	795,725	0	170,700	140,893
Senior Vice President	2004	620,683	1,036,250	34,783	1,047,200	0	101,900	137,573
and Chief Financial Officer	2003	566,947	607,200	58,199	360,125	37,500	65,000	129,884

Lawrence N. Fisher	2005	532,575	922,450	24,933	596,938	0	153,700	90,046
Chief Legal Officer and	2004	531,257	835,275	16,583	785,400	0	91,700	89,732
Secretary	2003	491,563	496,000	35,100	312,300	32,500	58,500	84,580

Mark A. Stevens	2005	460,013	706,475	30,498	358,267	0	102,500	397,733
Senior Vice President(7)	2004	471,936	671,850	31,856	628,320	0	61,200	541,871
	2003	426,942	422,500	41,488	216,651	22,500	39,000	116,349

John L. Hopkins	2005	469,706	560,875	37,539	238,932	0	102,500	72,106
Group President	2004	475,402	558,625	285,075	314,160	0	61,200	72,874
	2003	450,029	346,300	42,813	216,651	22,500	39,000	111,428

H. Steven Gilbert	2005	389,710	608,575	23,060	358,267	0	102,500	24,327
Senior Vice President,	2004	391,171	545,450	21,583	471,240	0	61,200	24,119
Human Resources and Administration(7)	2003	358,218	323,600	25,758	216,651	22,500	39,000	25,890

(1)	Includes cash compensation earned and received by Named Executive Officers as well as amounts earned but deferred pursuant to the Fluor Corporation Executive Deferred Compensation Plan at the election of those officers.

(2)	Includes annual incentive awards for 2005 performance, and 2005 payments for the 2004 Value Driver Incentive Program and the 2005 Value Driver Incentive Plan. The total amounts shown in this column for fiscal year 2005 consist of the following: (i) Mr. Boeckmann: $1,255,400 — annual incentive, $446,625 — 2004 Value Driver Incentive program cash payment for 2005, and $378,125 — 2005 Value Driver Incentive program cash payment for 2005 performance. The 2004 Value Driver Incentive program for Mr. Boeckmann is paid 50% in cash and 50% in restricted stock. The 2004 Value Driver Incentive program cash payment for 2005 represents 25% of the cash value. If it is deemed vested and earned, the remaining 50% of the cash value will be paid $893,250 for 2006. The 2005 Value Driver Incentive program cash payment for 2005 represents 25% of the cash value. If it is deemed vested and earned, the remaining 75% of the cash value will be paid $378,125 for 2006, and $756,250 for 2007. The 50% of the awards for the 2004 and 2005 Value Driver Incentive programs that are paid in restricted stock are disclosed in the Restricted Stock Awards column as 2004 and 2005 compensation, respectively; (ii) Mr. Steuert: $595,600 — annual incentive, $366,750 — 2004 Value Driver Incentive program cash payment for 2005, $310,500 — 2005 Value Driver Incentive program cash payment for 2005 performance. The 2004 Value Driver Incentive program cash payment for 2005 represents 25% of the cash value. If it is deemed vested and earned, the remaining 50% of the cash value will be paid $733,500 for 2006. The 2005 Value Driver Incentive program cash payment for 2005 represents 25% of the cash value. If it is deemed vested and earned, the remaining 75% of the cash value will be paid $310,500 for 2006, and $621,000 for 2007.; (iii) Mr. Fisher: $414,500 — annual incentive, $275,075 — 2004 Value Driver Incentive program cash payment for 2005, and $232,875 — 2005 Value Driver Incentive program cash payment for 2005 performance. The 2004 Value Driver Incentive program cash payment for 2005 represents 25% of the cash value. If it is deemed vested and earned, the remaining 50% of the cash value will be paid $550,150 for 2006. The 2005 Value Driver Incentive program cash payment for 2005 represents 25% of the cash value. If it is deemed vested and earned, the remaining 75% of the cash value will be paid $232,875 for 2006 and $465,750 for 2007; (iv) Mr. Stevens: $346,700 — annual incentive, $220,050 — 2004 Value Driver Incentive program cash payment for 2005, and $139,725 — 2005 Value Driver Incentive program cash payment for 2005 performance. The 2004 Value Driver Incentive program cash payment for 2005 represents 25% of the cash value. If it is deemed vested and earned, the 50% of the cash value will be paid $440,100 for 2006. The 2005 Value Driver Incentive program cash payment for 2005 represents 25% of the cash value. If it is deemed vested and earned, the 75% of the cash value will be paid $139,725 for 2006, and $279,450 for 2007: (v) Mr. Hopkins: $357,700 — annual incentive, $110,025 — 2004 Value Driver Incentive program cash payment for 2005 performance, $93,150 — 2005 Value Driver Incentive program cash payment for 2005 performance. The 2004 Value Driver Incentive program cash payment for 2005 represents 25% of the c ash value. If it is deemed vested and earned, the remaining 50% of the cash value will be paid $220,050 for 2006. The 2005 Value Driver Incentive program cash payment for 2005 represents 25% of the cash value. If it is deemed vested and earned, the remaining 75% of the cash value will be paid $93,150 for 2006 and $186,300 for 2007; and (vi) Mr. Gilbert: $303,800 — annual incentive, $165,050 — 2004 Value Driver Incentive program cash payment for 2005 performance, $139,725 — 2005 Value Driver Incentive program cash payment for 2005 performance. The 2004 Value Driver Incentive program cash payment for 2005 represents 25% of the cash value. If it is deemed vested and earned, the remaining 50% of the cash value will be paid $330,100 for 2006. The 2005 Value Driver Incentive program cash payment for 2005 represents 25% of the cash value. If it is deemed vested and earned, the remaining 75% of the cash value will be paid $139,725 for 2006 and $279,450 for 2007.

(3)	Includes restricted unit payments in cash for the benefit of each Named Executive Officer in 2003 to compensate for tax withholdings as a result of the lapse of restrictions on related restricted stock held by such Named Executive Officer and perquisites for each Named Executive Officer in 2003, 2004 and 2005. The value of the restricted units which vested in 2003 for each Named Executive Officer consisted of the following: (i) Mr. Boeckmann — $122,506, (ii) Mr. Steuert — $24,069, (iii) Mr. Fisher — $21,619, (iv) Mr. Stevens — $14,413, (v) Mr. Hopkins — $14,413 and (vi) Mr. Gilbert — $14,413. In March 2003, all outstanding restricted units were exchanged for shares of restricted stock which have the same vesting schedule as the restricted units that were exchanged and cancelled. The values reported in this column also include the following perquisites: (i) Mr. Boeckmann: auto allowance — $22,800 in each of 2005, 2004 and 2003, respectively, tax and financial planning benefit — $10,500, $13,347, and $20,000 in 2005, 2004 and 2003, respectively, air charter income and related tax gross up — $27,819 and $9,044 in 2005 and 2003, respectively, and other miscellaneous perquisites — $6,353, $1,172, and $1,164 in 2005, 2004 and 2003, respectively; (ii) Mr. Steuert: auto allowance — $16,800 in each of 2005, 2004 and 2003, respectively, tax and financial planning benefit — $17,300, $17,000, and $15,094 in 2005, 2004 and 2003, respectively, air charter income and related tax gross up — $1,261 in 2003, and other miscellaneous perquisites — $983, $983, and $975 in 2005, 2004 and 2003, respectively; (iii) Mr. Fisher: auto allowance — $16,800, $15,600, and $9,600 in 2005, 2004 and 2003, respectively, tax and financial planning benefit —$2,906 in 2003, reimbursement for relocation expenses and related tax gross ups — $7,150 in 2005, and other miscellaneous perquisites — $983, $983, and $975 in 2005, 2004 and 2003, respectively; (iv) Mr. Stevens: auto allowance — $16,800, $15,600, and $9,600 in 2005, 2004 and 2003, respectively, tax and financial planning benefit — $12,715, $15,273, and $16,500 in 2005, 2004 and 2003, respectively, and other miscellaneous perquisites — $983, $983, and $975 in 2005, 2004 and 2003, respectively; (v) Mr. Hopkins: auto allowance — $9,600 in each of 2005, 2004 and 2003, respectively, tax and financial planning benefit —$6,000 and $16,500 in 2004 and 2003, respectively, and air charter income and related tax gross up — $20,757 in 2005, reimbursement for relocation expenses and related tax gross ups — $268,492 and $1,325 in 2004 and 2003, respectively, and other miscellaneous perquisites — $7,182, $983, and $975 2005, 2004 and 2003, respectively; and (vi) Mr. Gilbert: auto allowance — $9,600 in each of 2005, 2004 and 2003, respectively, tax and financial planning benefit — $11,000, $11,000, and $770 in 2005, 2004 and 2003, respectively, reimbursement for relocation expenses and related tax gross ups — $1,477 in 2005, and other miscellaneous perquisites — $983, $983, and $975 in 2005, 2004 and 2003, respectively. The Company adopted an incremental cost methodology for SEC reporting purposes in 2004 with respect to the use of chartered aircraft. The air charter amounts reported for 2003 were calculated based on the Standard Industrial Fare-Level (SIFL) tables found in the tax regulations. The Company has continued to use SIFL for tax reporting purposes.

(4)	Amounts shown represent the market value of restricted stock granted as long-term compensation in 2005 at the date of grant, without giving effect to the diminution in value attributable to the restrictions on such stock. In fiscal years 2003, 2004 and 2005, the Company awarded 116,740, 191,898, 106,209 shares, respectively, to all Named Executive Officers as a group as long-term compensation. Restricted stock granted in fiscal year 2003 consists of restricted shares which vest at the rate of 25% per year and “career shares” which vest at the end of 10 years. The amounts shown in the Table for 2003 exclude restricted stock issued in March 2003 in exchange for previously awarded restricted units. Restricted stock granted in fiscal year 2004 consists of restricted shares which vest at the rate of 25% per year, restricted shares which vest at the end of four years, and “career shares” which vest at the end of 10 years. Restricted stock granted in fiscal year 2005 consists of restricted shares which vest at the rate of 25% per year and “career shares” which vest at the end of 10 years. As part of the payment for the 2004 Value Driver Incentive plan, Mr. Boeckmann was granted 33,948 restricted shares representing $1,776,838 based on the date of grant. The shares represent 50% of the 2004 Value Driver Incentive plan which is paid in restricted stock, and are subject to vesting 50% in 2006 and 50% in 2007. As part of the payment for the 2005 Value Driver Incentive plan, Mr. Boeckmann was granted 17,962 restricted shares representing $1,508,808 based on the date of grant. The shares represent 50% of the 2005 Value Driver Incentive plan which is paid in restricted stock, and are subject to vesting 50% in 2007 and 50% in 2008. As of December 31, 2005, the total restricted stock holdings and the market value of such shares as of such date for each of the above Named Executive Officers consisted of the following: (i) Mr. Boeckmann: 197,983 shares with a value of $15,296,167; (ii) Mr. Steuert: 49,128 shares with a value of $3,795,629; (iii) Mr. Fisher: 42,422 shares with a value of $3,277,524; (iv) Mr. Stevens: 28,096 shares with a value of $2,170,697; (v) Mr. Hopkins: 17,535 shares with a value of $1,354,754; and (v) Mr. Gilbert: 25,319 shares with a value of $1,956,146. Dividends are paid to all shareholders of record, including holders of restricted stock.

(5)	Includes cash payments under the 2003-2005 long-term incentive program, payable subject to performance over the three year period ending December 31, 2005, based on threshold and maximum target performance goals. The amount reported as LTIP Payout for fiscal year 2005 reflects the annual payout for interim performance, and cumulative performance consistent with the terms of the award agreement. Annual payments pursuant to the 2004 and 2005 Value Driver Incentive programs are reported under “Bonus.”

(6)	The total amounts shown in this column for fiscal year 2005 consist of the following: (i) Mr. Boeckmann: $106,835 — Company contributions and allocations to defined contribution plans and related excess benefit plans; $172,343 — Benefit attributable to Company-owned life insurance policy and related imputed income; (ii) Mr. Steuert: $54,310 — Company contributions and other allocations to defined contribution plans and related excess benefit plans; $86,583 — Benefit attributable to Company-owned life insurance and related imputed income; (iii) Mr. Fisher: $42,921 — Company contributions and other allocations to defined contribution plans and related excess benefit plans; $47,125 — Benefit attributable to Company-owned life insurance and related imputed income; (iv) Mr. Stevens: $37,242 — Company contributions and other allocations to defined contribution plans and related excess benefit plans, and $360,491 — payment of unused vacation time; (v) Mr. Hopkins: $32,884 — Company contributions and other allocations to defined contribution plans and related excess benefit plans; and $39,222 — Benefit attributable to Company-owned life insurance and related imputed income; and (v) Mr. Gilbert: $24,327 — Company contributions and other allocations to defined contribution plans and related excess benefit plans.

(7)	Mr. Stevens was an executive officer of the Company through September 2005, at which time he was reclassified as a corporate officer. Mr. Stevens is included in the table above as he would have been one of the five most highly compensated executive officers should he have been an executive officer of the Company on December 31, 2005. Mr. Gilbert was included as a named executive officer as he was the fifth most highly compensated executive officer as of December 31, 2005.

Stock Options
     No stock options were granted to the Named Executive Officers during the fiscal year ended December 31, 2005.
Option Exercises and Holdings
     The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during fiscal year 2005 and unexercised options held as of the end of fiscal year 2005:
Aggregated Option Exercises in Fiscal Year 2005
and Fiscal Year End Option Value

	Number of		Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired	Value	Options at Fiscal Year End		at Fiscal Year End(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Alan L. Boeckmann	212,500	$7,595,976	142,400	32,000	$6,043,088	$1,521,440
D. Michael Steuert	18,750	$734,083	0	6,250	$0	$297,156
Lawrence N. Fisher	37,400	$929,944	0	5,500	$0	$261,498
Mark A. Stevens	39,375	$1,041,896	1,875	3,750	$59,756	$178,294
John L. Hopkins	7,750	$195,450	4,000	3,750	$157,780	$178,294
H. Steven Gilbert	19,898	$432,178	0	3,750	$0	$178,294

(1)	Market value of underlying securities at fiscal year-end, minus the exercise price. The market value is the average of the highest and lowest trading values of Fluor common stock on December 31, 2005.
Long Term Incentive Awards
     The following table provides information with respect to the Named Executive Officers concerning cash incentive awards made during fiscal year 2005 under the Company’s Long Term Incentive Award Program. Each award under the Company’s 2005 Relative Performance Program represents the right to receive an amount in cash if the Company’s total shareholder return relative performance, compared companies included in the S&P MidCap 400 Index, meet or achieve certain objectives as determined by the Organization and Compensation Committee. No award will be considered earned unless the Company’s total shareholder return over the three-year performance period is positive and the Company performs at or above the threshold performance objective. Performance between Threshold and Target, Target and Upper Target, and Upper Target and Maximum will be prorated accordingly. If the Company’s total shareholder return is positive, and the Company performs below the threshold, no awards will be paid. Payments made under the Long Term Incentive Program are reported in the Summary Compensation Table in the year of payment, if any.
Long Term Incentive Program Awards in Fiscal Year 2005

	Performance or Other
	Period	Estimated Future Payouts ($)
	Until Maturation			Upper
Name	or Payout	Threshold	Target	Target	Maximum
Alan L. Boeckmann	3 years	$412,500	$825,000	$1,237,500	$1,650,000
D. Michael Steuert	3 years	$150,000	$300,000	$450,000	$600,000
Lawrence N. Fisher	3 years	$112,500	$225,000	$337,500	$450,000
Mark A. Stevens	3 years	$67,500	$135,000	$202,500	$270,000
John L. Hopkins	3 years	$45,000	$90,000	$135,000	$180,000
H. Steven Gilbert	3 years	$67,500	$135,000	$202,500	$270,000

Employment Contracts and Termination of Employment Arrangements
     Mr. Steuert. In connection with Mr. Steuert joining the Company, the Company agreed to provide him with one year’s pay at his current base salary if he is terminated by the Company for any reason, except for cause. If he retires from the Company, he will receive one year’s pay, at his then current base salary as a supplemental retirement benefit.
Change of Control Provisions in Certain Plans
     Under the Company’s “stock plans,” which provide for stock options, restricted stock, stock unit awards, and SARs, restrictions on exercisability and transferability which are premised on continued service with the Company or its subsidiaries lapse if the holder’s employment is terminated for any reason within two years following a “Change of Control” of the Company. A change of control of the Company shall be deemed to have occurred if (1) a third person, including a “group,” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; (2) as a result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or (3) such other events as the Company’s Organization and Compensation Committee of the Board of Directors from time to time may specify.
     Pursuant to the Fluor Executives’ Supplemental Benefit Plan, select Fluor executive officers have Company-owned life insurance, which upon a change of control and the occurrence of adverse employment conditions (such as termination of employment, or forced relocation) provides for a lump-sum payment of benefits. The amount of the payment would vary with the age of the recipient and years of service with the Company.
Defined Benefit Pension Plan
     Fluor maintains a tax-qualified, noncontributory defined benefit cash balance pension plan, called the Fluor Corporation Employee’s Defined Retirement Plan, for salaried employees who have completed one year of service. Amounts payable upon retirement are based on a participant’s account balance and age at the time of retirement. Account balances are “credited” monthly based generally upon the participant’s credited years of service, age and a percentage of qualifying compensation. Retirement benefits are non-forfeitable after five years of service. Assuming each of our Named Executive Officers retires from the Company at age 65, salaries increase by 4% annually and the average annual interest rate is 4%, and based upon the existing account balances, Messrs. Boeckmann, Steuert, Fisher, Gilbert and Hopkins would receive annual annuities of $20,006, $11,495, $12,182, $20,189 and $26,851, respectively under the defined benefit plan.

Performance Graph
     The following graph depicts the Company’s total return to shareholders from January 1, 2001 through December 31, 2005, relative to the performance of the S&P 500 Composite Index and the Dow Jones Heavy Construction Industry Group Index (“DJ Heavy”), which is a published industry index. This graph assumes the investment of $100 on January 1, 2001 in each of Fluor Corporation, the S&P 500 Composite Index and the Dow Jones Heavy Construction Industry Group, and the reinvestment of dividends paid since that date.
Comparison of 5-Year Cumulative Total Return

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
Fluor	$100.00	$155.05	$88.11	$126.75	$176.34	$252.01
S&P 500	$100.00	$ 88.15	$68.79	$ 88.29	$ 97.77	$102.50
DJ Heavy	$100.00	$104.22	$86.63	$117.16	$141.04	$202.83

DIRECTORS’ FEES
     Nine of the ten current directors are not salaried employees of the Company or its subsidiaries. For their services in 2005, those directors were paid a retainer at the annual rate of $42,000, plus an additional annual retainer of $5,000 for the Chair of the Governance Committee and for the Chair of the Organization and Compensation Committee and an additional annual retainer of $10,000 for the Chair of the Audit Committee, plus a fee of $2,000 per day for each day upon which one or more Board or Board Committee meetings are attended. The lead independent director is also paid an additional $30,000 per year. In addition, each director receives a $75,000 supplemental life insurance policy. Salaried employees receive no additional compensation for their services as directors.
     Directors are permitted to defer receipt of directors’ fees until their retirement or other termination of status as a director, pursuant to the Fluor Corporation Deferred Directors’ Fees Program. Directors may elect to have deferred amounts valued as if invested either wholly or partially in Company stock or one or more of 14 investment funds, and directors electing the Company stock valuation for deferrals and maintaining that election continuously for five years earn a 25% premium on the deferred amount “invested” in Company stock. All of the directors who deferred fees in 2005 elected the Company stock valuation method for at least half of their deferral.
     Pursuant to the 2000 Restricted Stock Plan for Non-Employee Directors, as amended by the shareholders in 2004, when non-employee directors join the Board, the plan allows them to receive up to 2,500 shares of restricted common stock and restricted units in an amount determined by the Organization and Compensation Committee, which are payable in cash to assist in satisfying related income tax liabilities. Awards are made on a date determined by the Committee following appointment. Restrictions lapse and units become earned and payable immediately on 20% of the award on the date of grant, and then on 20% of the award on each of the four succeeding annual anniversaries of the date of grant.
     Non-employee directors also receive annual grants under the plan of up to 2,500 shares of restricted stock and related restricted units in an amount determined by the Organization and Compensation Committee which are payable in cash to assist in satisfying related income tax liabilities under the 2000 Restricted Stock Plan for Non-Employee Directors. These grants are generally made as of the date of the annual meeting of shareholders. The 2006 annual grant is expected to reflect a total market value of $75,000 payable in restricted stock and related restricted units as of the date of the Annual Meeting. Restrictions on annual awards made under the 2000 Restricted Stock Plan for Non-Employee Directors after January 2002 lapse at the rate of 20% per year over five years. If a director leaves Board service, the portion of any award remaining subject to restrictions is forfeited. Restrictions immediately lapse, however, if a director attains the age for mandatory retirement (72 years), obtains Board approval for early retirement, dies, becomes permanently and totally disabled, or a change of control of the Company occurs.
     In March 2003, a committee of disinterested directors determined that non-employee directors who received restricted shares on March 11, 1997 in consideration of the cancellation of the Fluor Corporation Retirement Plan for Outside Directors could make an irrevocable election to surrender such shares upon their retirement, death or disability. The five eligible directors made such an election. In lieu of these shares, these directors will receive the amount of their respective accrued retirement benefits at the time of the cancellation of the retirement plan upon their retirement, death or disability. These benefits equal the retainer fees at the time of cancellation multiplied by the number of years such director had served prior to the cancellation of the plan. This amount will be paid in a lump sum (reduced to present value based on the 10-year Treasury rate) at retirement.
     Lord Robin W. Renwick, a member of our Board, receives compensation from the Company in his capacity as the Non-Executive Chairman of Fluor Limited, a wholly-owned subsidiary of the Company located in the United Kingdom. In 2005, Lord Renwick received an annual fee of £30,000 (which amounts to approximately $52,000 based on exchange rates as of December 31, 2005).

RATIFICATION OF APPOINTMENT OF AUDITOR
Proposal 2
     Our Audit Committee is asking shareholders to ratify its appointment of Ernst & Young LLP as our independent auditor to audit the financial statements of the Company for the fiscal year ending on December 31, 2006. In the event the shareholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Fluor and its shareholders.
     A representative of Ernst & Young LLP is expected to be present at the meeting and be available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.
Audit and Other Fees
     The following table presents aggregate fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for fiscal years 2005 and 2004, and fees billed for other services provided by Ernst & Young for fiscal years 2005 and 2004.

	Fiscal Year Ended
	(in millions)
	2005	2004
Audit Fees	$6.8	$6.7
Audit-Related Fees (1)	0.7	0.8
Tax Fees (2)	0.0	0.3
All Other Fees (3)	0.0	0.3

Total Fees Paid	$7.5	$8.1

(1)	Includes pension plans, accounting and reporting consultations and advisory services regarding Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Tax Fees for 2004 consisted of $0.2 million of tax compliance services (including preparation and filing of expatriate tax returns and preparation and filing of non-U.S. tax returns) and $0.1 million of tax consulting services (principally tax support outside of the United States).

(3)	Principally government contract advisory services in 2004.
     All non-audit services were reviewed by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Audit Committee’s Pre-Approval Policy
     The Audit Committee of our Board of Directors has policies and procedures for the pre-approval of all audit and non-audit services to be provided by our independent auditor and for the prohibition of certain services from being provided by the independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to Fluor by the independent auditor during the fiscal year. At the time such pre-approval is granted, the Audit Committee specifies the pre-approved services and establishes a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy.

For any pre-approval, the Audit Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission on auditor independence. Management provides the Audit Committee a quarterly report listing service performed by and fees paid to the independent auditor during the current fiscal year and previous quarter.
     If the cost of any service exceeds the pre-approved monetary limit, such service must be approved by the Audit Committee. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit or non-audit services to be provided to Fluor by the independent auditor for which the cost is less than $500,000. The Chair must report any pre-approval pursuant to the delegation of authority to the Audit Committee at its next scheduled meeting.
Board Recommendation
     The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditor for the fiscal year ending December 31, 2006.
SHAREHOLDER PROPOSAL REGARDING PERFORMANCE-BASED OPTIONS
Proposal 3
     The Central Laborers’ Pension, Welfare & Annuity Funds, located at P.O. Box 1267, Jacksonville, Illinois 62651, is the beneficial owner of 540 shares of Fluor common stock and has notified us that it intends to introduce the following resolution at the Annual Meeting:
Resolved: That the shareholders of Fluor Corporation (the “Company”) request that the Compensation Committee of the Board of Directors adopt a policy that a significant portion of future stock option grants to senior executives shall be performance-based. Performance-based options are defined as follows: (1) indexed options, in which the exercise price is linked to an industry or well-defined peer group index; (2) premium-priced stock options, in which the exercise price is set above the market price on the grant date; or (3) performance-vesting options, which vest when a performance target is met.
Supporting Statement: As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to enhance long-term corporate value. We believe that standard fixed-price stock option grants can and often do provide levels of compensation well beyond those merited, by reflecting stock market value increases, not performance superior to the company’s peer group.
Our shareholder proposal advocates performance-based stock options in the form of indexed, premium-priced or performance-vesting stock options. With indexed options, the option exercise price moves with an appropriate peer group index so as to provide compensation value only to the extent that the company’s stock price performance is superior to the companies in the peer group utilized. Premium-priced options entail the setting of an option exercise price above the exercise price used for standard fixed-priced options so as to provide value for stock price performance that exceeds the premium option price. Performance-vesting options encourage strong corporate performance by conditioning the vesting of granted options on the achievement of demanding stock and/or operational performance measures.
Our shareholder proposal requests that the Company’s Compensation Committee utilize one or more varieties of performance-based stock options in constructing the long-term equity portion of the senior executives’ compensation plan. The use of performance-based options, to the extent they represent a significant portion of the total options granted to senior executives, will help place a strong emphasis on rewarding superior corporate performance and the achievement of demanding performance goals.

Leading investors and market observers, such as Warren Buffet [sic] and Alan Greenspan, have criticized the use of fixed-price options on the grounds that they all to often reward mediocre or poor performance. The Conference Board’s Commission on Public Trust and Private Enterprise in 2002 looked at the issue of executive compensation and endorsed the use of performance-based options to help restore public confidence in the markets and U.S. corporations.
At present, the Company does not employ performance-based stock options as defined in this proposal, so shareholders cannot be assured that only superior performance is being rewarded. Performance-based options can be an important component of a compensation plan designed to focus senior management on accomplishing long-term corporate strategic goals and superior long-term corporate performance. We urge your support for this important executive compensation reform.
Board of Directors’ Response
     The Board of Directors agrees that executive compensation policies and practices should “provide challenging performance objectives and serve to motivate executives to enhance long-term corporate value.” The Board believes, however, that a significant portion of the Company’s executive compensation program is already performance-based, and that the compensation paid to the Company’s executive officers is closely aligned with the performance of the Company on both a long- and short-term basis. The Board also believes that the proposal, if implemented, would limit the Organization and Compensation Committee’s flexibility in structuring compensation arrangements that are appropriately designed to attract, retain and motivate a highly qualified executive team. For these reasons, the Board recommends that you vote AGAINST the proposal.
     The proposal requests that the Organization and Compensation Committee adopt a policy that a significant portion of future stock option grants to senior executives be “performance-based,” as this term is defined in the proposal. The Committee, which consists entirely of independent directors, did not grant any stock options to the Company’s senior executive officers in either 2004 or 2005, although stock options will be part of the Company’s executive compensation program going forward. As described in the Organization and Compensation Committee Report on Executive Compensation beginning on page 15, the Committee believes it is appropriate to tie a significant portion of an executive’s compensation to the value of the Company’s stock in order to more closely align the interests of executive officers to those of the Company’s shareholders, and to provide rewards when above-average Company and individual results are achieved. The Board believes that the Company’s current compensation program achieves these goals.
     The Company’s executive compensation is comprised of base salary, annual incentive bonus awards and long-term incentives. The annual incentive bonus awards provide executive management the opportunity to earn additional compensation, generally for the achievement of objectives based on overall financial performance for the Company, targets tailored to groups within the Company, the business lines within the groups, and/or the individual’s own performance during the year. Specific annual targets are set for net earnings, our return on operating assets employed, debt levels, safety and diversity in the work force. The long-term incentive portion of executive compensation is made up of three basic components. The first component is a Value Driver Incentive program that provides awards payable after a two-year cumulative performance period in cash based on two objectives: New Awards Gross Margin dollars and New Awards Gross Margin percent. The second component is restricted stock that contains multi-year restriction terms and time-based performance requirements. The third component is non-qualified stock options that will be granted at fair market value with 20% of the total grant vesting each year over five-years. The Committee arrived at these measures following an analysis undertaken in late 2005, with the assistance of an independent compensation consultant retained by the Committee, in which the Committee reviewed the Company’s entire executive compensation program (with a specific emphasis on the Company’s long-term incentive programs) and analyzed those financial performance measures that best create and sustain shareholder value over time. The Committee wanted to ensure alignment of compensation with Company results, shareholder interests and long term Company growth.
     Because a significant component of the Company’s executive compensation program is already performance-based, the Board also believes that the proposal, if adopted, would constrain the Organization and Compensation Committee’s ability to design compensation policies, and to determine the form and amount of compensation paid to the Company’s executives. Limiting the Committee’s flexibility in this regard could adversely impact the Company’s ability to attract, retain and motivate superior executive talent. Although the Committee did not grant any stock options to the Company’s senior executive officers in either 2004 or 2005, the Committee must have the ability to decide what terms are most appropriate for future grants based on all the relevant circumstances.
     The Board believes that the Company has a strong executive compensation program designed to provide competitive compensation opportunities, and to promote the strategic objectives of the Company by tying pay to performance and aligning the long-term best interests of the Company and its shareholders. Although the Board supports the proposal’s goal of performance-based compensation, for the reasons discussed above, the Board believes that the proposal is not in the best interests of the shareholders, and recommends a vote AGAINST the proposal.
OTHER BUSINESS
     The Company does not intend to present any other business for action at the Annual Meeting and does not know of any other business intended to be presented by others.
ADDITIONAL INFORMATION
“Householding” of Proxy Materials
     The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or if you share an address with another shareholder and you would prefer to receive a single copy of the proxy statement instead of multiple copies, please notify your broker if your shares are held in a brokerage account. The Company promptly will deliver to a shareholder who received one proxy statement as the result of householding a separate copy of the proxy statement upon the shareholder’s written or oral request directed to Fluor’s Investor Relations Department at (949) 349-3909, Fluor Corporation, One Enterprise Drive, Aliso Viejo, California 92656. If such request is made on or after April 24, 2006, please direct it to Fluor’s Investor Relations Department at (469) 398-7220, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.
Advance Notice Procedures
     Under the Company’s Amended and Restated Bylaws, no business may be brought before an annual meeting by a shareholder unless written notice is delivered to the Company’s Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting — that is, with respect to the 2007 annual meeting, between January 3, 2007 and February 2, 2007. However, in the event that the 2007 annual meeting is to be held on a date that is more than 30 days before or more than 70 days after May 3, 2007 (the first anniversary of the 2006 Annual Meeting), then such notice must be received not earlier than the 120th day and not later than the 90th day prior to the date of the 2007 annual meeting or the 10th day following the day on which public announcement of the date of the 2007 annual meeting is first made by the Company. These requirements are separate from the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement. Any notices should be sent to: Lawrence N. Fisher, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Shareholder Proposals for the 2007 Annual Meeting
     Shareholders interested in submitting a Rule 14a-8 proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2007 may do so by following the procedures prescribed in Rule 14a-8, under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than November 16, 2006. Any proposals should be sent to: Lawrence N. Fisher, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.
Electronic Voting
     If you own your shares of common stock of record you may authorize the voting of your shares over the Internet at www.proxyvoting.com/flr or telephonically by calling 1-866-540-5760 and by following the instructions on the enclosed proxy card. If you hold shares in a Fluor or Fluor subsidiary’s retirement plan participant account, you may authorize the voting of your shares over the Internet at www.proxyvoting.com/flr-plans or telephonically by calling 1-866-540-5760 and by following the instructions on the enclosed voting instruction card. Authorizations submitted over the Internet or by telephone must be received by 10:59 p.m. Central Daylight Time on May 2, 2006, except with respect to shares held in Company retirement plans which must be received by 4:59 p.m. Central Daylight Time on May 1, 2006 to be voted by the trustee.
     Use of these Internet or telephonic voting procedures constitutes your authorization of Mellon, or in the case of shares held in Company retirement plans, the trustee, to deliver a proxy card on your behalf to vote at the Annual Meeting in accordance with your Internet or telephonically communicated instructions.
     If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a voting instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

Lawrence N. Fisher
Chief Legal Officer and Secretary
March 3, 2006
Aliso Viejo, California

APPENDIX A
FLUOR CORPORATION
Audit Committee Charter
I.	PURPOSE AND ACTIVITIES
A.	Statement of Purpose
The Audit Committee (the “Committee”) shall
1.	Represent and assist the Company’s Board in fulfilling its oversight responsibility for:
(a)	the accounting, reporting and financial practices of the Company, including the integrity of the Company’s financial statements;

(b)	the Company’s compliance with legal and regulatory requirements;

(c)	the independent auditor’s qualifications and independence; and

(d)	the performance of the Company’s internal audit function and independent auditor; and
2.	Prepare the report that Securities and Exchange Commission (“SEC”) rules require to be included in the Company’s annual proxy statement.
B.	Responsibilities
The Committee’s responsibilities are set forth in this charter. Among other things, it is the responsibility of the Committee to maintain free and open communication between the directors, the independent auditor, internal audit and the management of the Company. The Company’s management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the Company’s system of internal controls. The independent auditor’s responsibilities include auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles.
In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee has the authority, without seeking the approval of the Board, to engage outside counsel and other advisors it determines necessary to carry out its responsibilities and shall receive appropriate funding from the Company, as determined by the Committee, for payment of (i) compensation to any such advisors, (ii) compensation to the independent auditor, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its responsibilities. To assist it in carrying out its responsibilities, the Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate.
As part of its responsibilities, the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, the New York Stock Exchange (the “NYSE”) or other regulatory authority:
1.	Directly appoint and retain or terminate, when appropriate, a firm of independent certified public accountants to serve as the independent auditor of the Company, which firm shall report directly to the Committee. In its capacity as a committee of the Board, the Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting). The Committee’s selection shall annually be submitted to the Company’s shareholders for ratification.

1

2.	Approve in advance all audit and permissible non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide audit and permissible non-audit services.

Obtain and review, at least annually, a report by the independent auditor describing:
(a)	the independent auditor’s internal quality-control procedures;

(b)	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm;

(c)	any steps taken to deal with any such issues; and

(d)	all relationships between the independent auditor and the Company and any other relationships that may affect the auditor’s independence.
3.	Oversee the regular rotation of the lead partner of the independent auditor at least every five years as required by law, and consider whether there should also be regular rotation of the independent auditor itself. Evaluate the independent auditor for both audit quality and price annually.

4.	Review and evaluate the qualifications, performance and independence of the independent auditor and the lead partner of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. This evaluation shall take into account the opinions of management and the internal auditors.

5.	Review and discuss with the independent auditor:
(a)	the scope of the audit, the results of the annual audit examination by the independent auditor, and any difficulties the independent auditor encountered in the course of its audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and management’s response; and

(b)	any reports of the independent auditor with respect to interim periods.
6.	Meet to review and discuss with the independent auditor and management the annual audited and quarterly financial statements of the Company, including:
(a)	the auditor’s judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the Company’s financial statements;

(b)	reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical;

(c)	any major issues regarding the adequacy and effectiveness of the Company’s internal controls, or the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and internal controls or the effect of regulatory and accounting initiatives.
7.	Recommend to the Board, based on the review and discussions described in the previous three paragraphs, whether the financial statements should be included in the Annual Report on Form 10-K.

2

8.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports, inquiries or correspondence received from regulators or government agencies which raise material issues regarding the Company’s financial statements or accounting policies.

9.	Obtain and review, prior to each meeting, a summary of internal audit reports completed and in process and a progress report on the internal audit plan and management’s responses.

10.	Review, with the input of the independent auditor, the performance of the internal audit function of the Company, including its independence and objectivity, the reasonableness of the proposed internal audit plan for the coming year, the coordination of the internal audit plan with the independent auditor and the adequacy of staffing and budget to accomplish the internal audit plan.

11.	Meet periodically and separately with the independent auditor, internal audit and management to review and discuss the adequacy and effectiveness of the internal controls of the Company (with particular emphasis on the scope and performance of the internal audit function).

12.	Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures with the independent auditor, internal audit and management.

13.	Review earnings press releases and discuss, in a general manner, the types of information to be disclosed and the type of presentation to be made in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

14.	Establish policies for the hiring of employees and former employees of the independent auditor.

15.	Review and discuss with management the Company’s most significant risks, methods of risk assessment, risk mitigation strategies and the overall effectiveness of the Company’s guidelines, policies and systems with respect to risk assessment and management, including policies and procedures for derivative and foreign exchange transactions and insurance coverage.

16.	Monitor the investment policy and performance of the Company’s employee retirement and other benefit trust funds, review the key assumptions in valuing the plan assets and liabilities and review plan funding policies.

17.	Establish, oversee and review procedures for the receiving, processing, retaining and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission of concerns by employees regarding any questionable accounting, internal accounting controls or auditing matters.

18.	Prepare the Committee’s report required to be included in the Company’s annual proxy statement under SEC rules.

19.	Oversee the Company’s compliance program with respect to legal and regulatory requirements and review the Company’s policies and procedures for monitoring compliance. Review and assess the Company’s codes of conduct and ethics that are applicable to employees and management, at least annually, and recommend proposed material changes to the Board for approval.

20.	Conduct an evaluation of the Committee’s performance, at least annually, to determine whether it is functioning effectively.

21.	Review the adequacy of this Charter, at least annually, and recommend any changes to the Board.

3

II. MEMBERSHIP
The Committee shall consist of at least four directors, all of whom shall be “independent directors.” For purposes hereof, an “independent director” means a director who satisfies the “independence” requirements of the NYSE applicable to directors and audit committee members, as determined by the Board. Each member of the Committee must be financially literate, and at least one member of the Committee must be an “audit committee financial expert,” as defined in rules promulgated by the SEC, each as determined by the Board. The Board shall designate one member as the Chair.
The members of the Committee shall be appointed annually by the Board on the recommendation of the Governance Committee. The Board may replace Committee members.
III. MEETINGS
The Committee shall meet at least quarterly. In addition, the Committee shall meet annually to discuss the annual report, proxy statement and audited financial statements for the fiscal year. The Committee shall hold additional meetings to the extent deemed necessary or appropriate by its members. The Committee shall meet separately in executive sessions, periodically, by itself and with each of management, the principal internal auditor of the Company, the Vice President of Corporate Compliance, and the independent auditor. At each regular meeting of the Board, the Committee shall report to the full Board with respect to the Committee’s meetings and activities. A majority of the Committee shall constitute a quorum.

4

Directions to the
Fluor Corporation 2006 Annual Shareholders Meeting

635
MacArthur Blvd
Valley View Ln
President George Bush Turnpike
Las Colinas Blvd
La Villita Blvd
Riverside Dr
Fluor Dr
Colwell Blvd
W Royal Lane
E Royal Lane

From DFW Airport:
Take International Pkwy North from the airport
RIGHT on I-635
RIGHT onto MacArthur Blvd.
LEFT onto Fluor Drive

From Downtown Dallas:
Take I-35 East northbound
Transition onto I-635 westbound
LEFT onto MacArthur Blvd.
LEFT onto Fluor Drive

N
635
114
Valley View Ln
E Royal Ln
35E
Dallas Ft. Worth International Airport
161
Riverside Dr
W Northwest Hwy
To Dallas
Valley View Ln
President George Bush Turnpike
N Belt Line Rd
N MacArthur Blvd
N O'Connor Blvd
114
183
To Dallas

AV20060114

FLUOR CORPORATION
PROXY CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR THE ANNUAL MEETING MAY 3, 2006
     The undersigned, a shareholder of Fluor Corporation, a Delaware corporation, acknowledges receipt of a Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2005; and, revoking any proxy previously given, hereby constitutes and appoints L.N. Fisher and E.P. Helm, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of Common Stock of Fluor Corporation standing in the name of the undersigned at the Annual Meeting of Shareholders of Fluor Corporation, on Wednesday, May 3, 2006 at 9:00 a.m. Central Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side.
     THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE DIRECTED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.
(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

~ FOLD AND DETACH HERE ~
FLUOR CORPORATION
2006 Annual Meeting of Shareholders
May 3, 2006
You are cordially invited to attend the 2006 Annual Meeting of Shareholders which will be held on Wednesday, May 3, 2006, beginning at 9:00 a.m. Central Daylight Time, at:
Fluor Corporation
6700 Las Colinas Boulevard
Irving, Texas
A map is included on the last page of the Notice of Annual Meeting.
ADMITTANCE TICKET
This ticket entitles you, the shareholder, and one guest to attend the 2006 Annual Meeting.
Please bring it with you. Only shareholders and their guests will be admitted.
We look forward to welcoming you on Wednesday, May 3, 2006.

This Proxy Card will be voted as directed, unless otherwise directed, this Proxy Card will be voted FOR the election of the three nominees in Proposal 1, FOR Proposal 2 and AGAINST Proposal 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
The Board of Directors recommends that you vote FOR the nominees in Proposal 1, FOR Proposal 2 and
AGAINST Proposal 3.

1.	Election of Class I Directors:	01 Alan L. Boeckmann 02 Vilma S. Martinez 03 Dean R. O’Hare	2.	Ratification of the appointment of Ernst & Young LLP as auditors for 2006.

FOR the nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐	INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Shareholder proposal relating to performance based stock options.			Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to
	FOR ☐	AGAINST ☐	ABSTAIN ☐	Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.	I PLAN TO ATTEND THE MEETING	☐

Signature	Signature	Date:	, 2006
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations and partnerships should sign in full corporate or partnership name by an authorized officer.

à FOLD AND DETACH HERE à
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through
10:59 PM Central Daylight Time May 2, 2006.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/flr Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report
and Proxy Statement on the Internet at
http://postnhost.bowneonline.com/clients/fluor_corporation

FLUOR CORPORATION
VOTING INSTRUCTION CARD SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING MAY 3, 2006
The undersigned, a participant in a 401(k) or other retirement plan sponsored by Fluor Corporation or a subsidiary, such as the Fluor Corporation Salaried Employees Savings Investment Plan, (the “Company Retirement Plans”), acknowledges receipt of a Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2005. This Voting Instruction Card constitutes your voting instructions to The Northern Trust Company which serves as trustee of the trust serving as the funding medium for the Company Retirement Plans (the “Trust”) to vote the shares of Common Stock of Fluor Corporation allocated to your plan account at the Annual Meeting of Shareholders of Fluor Corporation, on Wednesday, May 3, 2006 at 9:00 a.m. Central Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side. As a participant in and a named fiduciary (i.e. the responsible party identified in the voting section of each plan document and the Trust) under the Company Retirement Plans, you have the right to direct The Northern Trust Company, as trustee, how to vote the shares of Fluor Corporation allocated to your Plan account as well as a portion of any shares for which no timely voting instructions are received from other participants with respect to Proposal 2 and Proposal 3. If you do not sign, date and return this card, or no direction is made, the Trust provides that the trustee will vote FOR the nominees for Director in Proposal 1 and, with respect to Proposal 2 and Proposal 3, will vote the shares allocated to your plan account in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee’s duties.
(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

~ FOLD AND DETACH HERE ~
FLUOR CORPORATION
2006 Annual Meeting of Shareholders
May 3, 2006
You are cordially invited to attend the 2006 Annual Meeting of Shareholders which will be held on Wednesday, May 3, 2006, beginning at 9:00 a.m. Central Daylight Time, at:
Fluor Corporation
6700 Las Colinas Boulevard
Irving, Texas
A map is included on the last page of the Notice of Annual Meeting.
ADMITTANCE TICKET
This ticket entitles you, the shareholder, and one guest to attend the 2006 Annual Meeting.
Please bring it with you. Only shareholders and their guests will be admitted.
We look forward to welcoming you on Wednesday, May 3, 2006.

This Voting Instruction Card will be voted as directed. Unless otherwise directed, this Voting Instruction Card will be voted FOR the election of the three nominees in Proposal 1 and in the same proportion and manner as the Trustee votes the shares for which it has received voting instructions with respect to Proposals 2 and 3.
Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
The Board of Directors recommends that you vote FOR the nominees in Proposal 1, FOR Proposal 2 and
AGAINST Proposal 3.

1.	Election of Class I Directors:	01 Alan L. Boeckmann 02 Vilma S. Martinez 03 Dean R. O’Hare	2.	Ratification of the appointment of Ernst & Young LLP as auditors for 2006.

FOR the nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐	INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Shareholder proposal relating to performance based stock options.
	FOR ☐	AGAINST ☐	ABSTAIN ☐	I PLAN TO ATTEND THE MEETING	☐

Signature	Signature	Date:	, 2006
NOTE: Please sign as name appears hereon.

à FOLD AND DETACH HERE à
For shares held in Fluor retirement plans, voting instructions must be received by
4:59 PM Central Daylight Time on May 1, 2006 for the Trustee to vote your shares in accordance with your instructions.
Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction Card.

Internet http://www.proxyvoting.com/flr-plans Use the Internet to vote. Have your Voting Instruction Card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your Voting Instruction Card in hand when you call.	OR	Mail Mark, sign and date your Voting Instruction Card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your Voting Instruction Card.
You can view the Annual Report
and Proxy Statement on the Internet at
http://postnhost.bowneonline.com/clients/fluor_corporation